Sun Life Insurance and Annuity Company of New York

One Sun Life Executive Park

Wellesley Hills, MA 02481

(800) SUN-LIFE

DIVING QUESTIONNAIRE

Proposed Insured ______________________________________

1. Purpose of diving: Pleasure ___ Commercial

2. Type of diving: ___ Open Water Diving ___ Cave Diving ___ Wreck Diving (No penetration into the wreckage) ___ Wreck Diving (With penetration into the wreckage) ___ Photography ___ Spear Fishing

3a. Type of Certification: ___ Basic Certification ___ Open Water Certification ___ Advanced Open Water ___ Specialty Courses ___ Dive Master ___ Assistant Instructor and Instructor ___ Master Instructor

___ Master Scuba Diver

b. Do you belong to an organized club? ___ Yes ___ No If "Yes", name of club.______________________

4. Do you own your equipment? ___ Yes ___ No If "No", provide details. ____________________________

5. Outline the diving done in the past three years and estimate for the next twelve months. (Give number of dives and total time under water for each item. If answer is none - indicate with zeros where applicable.)

Time Frame	Under 40 ft.		40 - 70 ft.		71 - 100 ft.		Over 100 ft.
	No.	Hrs.	No.	Hrs.	No.	Hrs.	No.	Hrs.
Between 2 and 3 years ago
Between 1 and 2 years ago
During the past 12 months
Expected next 12 months

6. Describe the locations in which you dive.(river, lake, quarry, harbor, sea, etc.)_______________________

Details. ______________________________________________________________________________

7. Do you ever dive alone? ___ No ___ Yes If "Yes", provide details_______________________________

8. Have your diving activities ever caused you to seek medical attention? __ Yes __ No If "Yes", provide details._______________________________________________________________________________

9. Additional remarks, if any._______________________________________________________________

_____________________________________________________________________________________

I represent that all statements and answers made to all parts of this questionnaire are complete and true to the best of my knowledge and belief. I agree that this questionnaire shall form part of my application for insurance.

Signed at _______________________________ this _________ day of ____________________20 __.

__________________________________________ _____________________________________

Witness Proposed Insured

UND 14/249 COLI - NY